Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 9, 2001 relating to the consolidated financial statements of Activision, Inc., which appears in the Annual Report on Form 10-K for the year ended March 31, 2001. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 9, 2001 relating to the consolidated financial statement schedule, which appears in Activision, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001. We also consent to the use in this Registration Statement on Form S-3 of our report dated May 9, 2001, except for the stock split in Note 1, as to which the date is November 6, 2001 relating to the consolidated financial statements of Activision, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Los Angeles, California
May 31, 2002